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                                                                    EXHIBIT 23.4
Children's
BUSINESS



Happy Kids, Inc.
Suite 1100, 100 West 33rd Street
New York, New York 10001

The undersigned hereby expresses written consent to Happy Kids, Inc. for the use of the Children's Business name and children's apparel industry data in the Happy Kids, Inc. Registration Statement.



/s/ Tracey Mitchell                                        1/7/98
________________________                                 ___________
Signature                                                Date